Exhibit 99.1

AirJoule Technologies Announces Second Quarter 2026 Results and Provides Business Update

AIRJ Signs Exclusive Sales Agreement with Kubota Corporation, Commissions First Full-Scale AirJoule Prime System, and Extends Commercialization into the UAE

Ronan, Mont., August 13, 2026 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or “AIRJ”), a leading platform technology that unleashes the power of water from air, today announced its results for the second quarter of 2026 and provided a business update.

“We are continuing to execute on our plan to commercialize the AirJoule technology,” said Matt Jore, Founder and Chief Executive Officer of AirJoule Technologies. “Our Kubota partnership enables us to deploy AirJoule systems for residential development in two states where water is a binding constraint on new housing. Alongside that, we have been operating our first Prime system and optimizing its performance before its deployment to Europe. We completed the technology acceleration program supported by the Net Zero Innovation Hub for Data Centers, we were awarded one of the first Expo City Dubai Green Licences in the UAE, and we now have an AirJoule Core system operating at GE Vernova’s new Advanced Research Center Frontier Campus. The technology is validated, and we are working closely with our partners to bring the AirJoule products to our customers.”

Second Quarter 2026 Highlights

Strategic Partnerships and Agreements

•
Kubota Corporation Exclusive Sales Agreement: AIRJ entered into an exclusive sales agreement with Kubota Corporation (“Kubota”) under which Kubota will act as the exclusive sales channel for AirJoule systems into multi-unit residential developments in Texas and California. Two AirJoule Core systems will be deployed at sites near Corpus Christi, Texas, and Irvine, California, with deployment commencing in the third quarter of 2026. Kubota, established in 1890, maintains operations in more than 150 countries and has expertise in wastewater treatment, water reclamation, pipe systems, and operations and maintenance.
•
Net Zero Innovation Hub for Data Centers: AIRJ completed the technology acceleration program of the Net Zero Innovation Hub for Data Centers (the “Hub”) in June 2026, having been selected from a field of more than seventy applicants in the fall of 2025. Over the course of the program, AIRJ worked with Hub member organizations, among them Google, Microsoft, Data4, Danfoss, Schneider Electric, and Vertiv, to align the AirJoule waste-heat-to-water platform with data center operating requirements. AIRJ expects to ship its first AirJoule Prime system to Europe in the third quarter of 2026, where it will demonstrate the ability to convert low-grade waste heat into pure distilled water.
•
GE Vernova Advanced Research Center Frontier Campus: GE Vernova opened its Advanced Research Center Frontier Campus in Niskayuna, New York, in July 2026 and highlighted AirJoule as one of the key technologies that its research center supports. An AirJoule Core system is installed at the campus and operates as a demonstration unit for customers and partners visiting the site. The installation reflects GE Vernova’s continued support for the 50/50 joint venture with AIRJ.
•
Expo City Dubai Green Licence: In July 2026, AirJoule Technologies received one of the first Expo City Dubai Green Licences, admitting the company to the inaugural cohort of the Green Innovation District. The Green Innovation District is the UAE’s first district dedicated to sustainable innovation, and the Green Licence is awarded only to companies able to demonstrate sustainability credentials.
•
AirJoule Core Deployment Program in the UAE: In early August 2026, AIRJ shipped an AirJoule Core system to the UAE to support a program of customer demonstrations and performance validation across the country. The initial installation will be at Expo City Dubai, which exhibits technologies addressing water security and related challenges to a public and industry audience. Subsequent placements will support on-site customer demonstrations and exhibitions across various emirates of the UAE.

Product Development and Manufacturing

•
First Full-Scale AirJoule Prime System Commissioned and Operating: AIRJ commissioned its first full-scale AirJoule Prime system at its Newark, Delaware facility in May 2026, and the system has operated outdoors since commissioning. System performance is progressing toward the published specification of up to 2,000 liters per day at less than 200 watt-hours per liter when paired with low-grade waste heat.
•
AirJoule Prime Unveiling: On June 26, 2026, AIRJ unveiled the first Prime system, hosting Delaware Governor Matt Meyer and United States Senator Chris Coons, along with local elected officials and representatives from regional economic development organizations.

•
Additional Prime Systems Under Construction: AIRJ is building additional Prime systems at Newark over the coming months. The additional systems allow AIRJ to continue optimizing at Newark and to provide showcase assets for customer demonstrations and performance validation while the first system is deployed in Europe.
•
Core DH Energy Performance: Head-to-head testing of the AirJoule Core DH system against an incumbent desiccant wheel standard continued to demonstrate significant energy savings across AIRJ’s target humidity range. Core DH targets the 1.2 million unit installed base of conventional desiccant wheel systems in dry storage and cold storage facilities that operate between 30% and 50% relative humidity. AIRJ is deploying Core DH systems to strategic customers beginning in the third quarter of 2026.
•
Productization and Manufacturing Readiness: AIRJ ran commercial deployment and product development in parallel during the quarter, continuing to deploy systems with a limited number of strategic customers while a second engineering track completes design for manufacturing, cost reduction, reliability testing, and product certification for production at scale. AIRJ is also reducing and simplifying the bill of materials on both platforms and working through a defined sequence to prepare for contract manufacturing.

Balance Sheet and Liquidity

•
Cash Position: AIRJ ended the second quarter of 2026 with $41.4 million of cash on the balance sheet, which includes $14.2 million of net proceeds from a registered direct offering completed in June 2026. Combined cash across AirJoule Technologies and the joint venture was $43.0 million with no debt.
•
Capital Contributions to the Joint Venture: AirJoule Technologies funded $2.5 million in capital contributions to the joint venture during the second quarter to support ongoing productization, manufacturing, and commercial deployment activities. Total joint venture operating expenses for the quarter were approximately $5.0 million.
•
2026 Spend Framework Updated: AIRJ now expects approximately $27 million to $28 million of combined cash spend across AirJoule Technologies and the AirJoule joint venture during 2026, compared with the approximately $25 million communicated previously. The increase reflects greater commercialization activity at the joint venture as AIRJ pursues multiple projects and deployments across different applications. AIRJ has sufficient liquidity to fund operations, the joint venture, and planned commercial deployments into 2028.

2026 Outlook

Key priorities for the remainder of 2026 include:

•
Product Launches: Continue optimizing the first AirJoule Prime system; bring additional Prime systems online at Newark; and deploy AirJoule Core DH systems.
•
Customer Deployments: Begin the two Kubota Core deployments near Corpus Christi, Texas and Irvine, California; deploy the first Prime system in Europe through the Net Zero Innovation Hub for Data Centers; execute the AirJoule Core demonstration program in the UAE beginning at Expo City Dubai; and build the deployed reference base and contracted customer relationships that support scaled commercial activity in 2027.
•
Manufacturing and Scale: Complete design for manufacturing and bill-of-materials reduction work on both platforms and continue contract manufacturing preparations.

Quarterly Report on Form 10-Q

AirJoule Technologies’ condensed consolidated financial statements and related footnotes are available in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on August 14, 2026.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss second quarter 2026 results at 8:30 AM ET on Friday, August 14, 2026. To access the live audio webcast of the conference call, please visit the AirJoule Technologies investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184. An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is a leading platform technology that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier Global Corporation, the Company is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies. For more information, visit https://airjouletech.com.

Follow AirJoule Technologies on LinkedIn: https://www.linkedin.com/company/airjoule-tech/

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “may,” “should,” “will,” “expect,” “might,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “positioned,” “seek,” “would” or “continue,” and the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our ability to implement business plans and forecasts, including the ability to develop, deploy and commercialize our technology and equipment, risks related to our arrangements with strategic partnerships and other third parties; the availability and cost of materials needed to develop, deploy and commercialize our technology and equipment, our status as an early stage company with limited operating history, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Trademark Protection

AirJoule Technologies’ name, logos and website name and address are trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this press release are listed without the applicable ®, TM and SM symbols, but AirJoule Technologies will assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks.

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$41,417,134	$21,848,455
Due from related party	774,506	1,212,514
Prepaid expenses and other current assets	983,726	750,648
Total current assets	43,175,366	23,811,617
Operating lease right-of-use asset	98,584	115,102
Property and equipment, net	34,166	24,544
Investment in AirJoule, LLC	263,498,454	316,657,273
Other assets	33,696	33,696
Total assets	$306,840,266	$340,642,232
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$316,624	$163,107
Other accrued expenses	1,838,594	2,066,218
Operating lease liability, current	36,046	34,437
Total current liabilities	2,191,264	2,263,762
Earnout Shares liability	7,161,000	6,196,000
Subject Vesting Shares liability	3,469,000	1,180,000
Operating lease liability, non-current	71,067	89,564
Deferred tax liability	45,310,133	62,975,045
Total liabilities	58,202,464	72,704,371
Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.0001 par value; 25,000,000 authorized shares and 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	$—	$—
Class A common stock, $0.0001 par value; 600,000,000 authorized shares and 72,400,588 and 61,207,295 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	7,241	6,121
Additional paid-in capital	117,502,404	78,444,477
Retained earnings	131,128,157	189,487,263
Total stockholders’ equity	248,637,802	267,937,861
Total liabilities and stockholders’ equity	$306,840,266	$340,642,232

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost and expenses:
General and administrative	$3,817,932	$3,751,211	$7,162,278	$6,537,695
Research and development	172,807	401,623	388,278	789,542
Sales and marketing	118,047	7,794	163,950	22,003
Depreciation and amortization	4,405	2,289	8,307	3,877
Loss from operations	(4,113,191)	(4,162,917)	(7,722,813)	(7,353,117)
Other income (expense):
Interest income	292,929	283,733	577,594	526,758
Equity loss from investment in AirJoule, LLC	(2,510,952)	(2,089,667)	(65,658,820)	(4,319,945)
Change in fair value of Earnout Shares liability	(2,393,000)	6,276,000	(965,000)	19,108,000
Change in fair value of True Up Shares liability	—	—	—	106,106
Change in fair value of Subject Vesting Shares liability	(2,730,000)	934,000	(2,289,000)	6,408,000
Change in fair value of Equity Line Obligation liability	—	—	35,598	—
Other expense, net	—	(286,818)	(1,577)	(285,470)
Total other income (expense), net	(7,341,023)	5,117,248	(68,301,205)	21,543,449
Income (loss) before income taxes	(11,454,214)	954,331	(76,024,018)	14,190,332
Income tax benefit	2,920,649	1,558,882	17,664,912	3,201,539
Net income (loss)	$(8,533,565)	$2,513,213	$(58,359,106)	$17,391,871

Weighted average Class A common stock outstanding, basic	69,735,011	59,247,717	68,484,583	57,656,530
Basic net income (loss) per share, Class A common stock	$(0.12)	$0.04	$(0.85)	$0.30

Weighted average Class A common stock outstanding, diluted	69,735,011	60,179,241	68,484,583	58,727,169
Diluted net income (loss), per share, Class A common stock	$(0.12)	$0.04	$(0.85)	$0.30

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$(58,359,106)	$17,391,871
Adjustment to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	8,307	3,877
Deferred tax benefit	(17,664,912)	(3,201,539)
Amortization of operating lease right-of-use assets	16,517	15,766
Change in fair value of Earnout Shares liability	965,000	(19,108,000)
Change in fair value of True Up Shares liability	—	(106,106)
Change in fair value of Subject Vesting Shares liability	2,289,000	(6,408,000)
Change in fair value of Equity Line Obligation liability	(35,598)	286,819
Loss on disposition of property and equipment	1,577	—
Equity loss from investment in AirJoule, LLC	65,658,820	4,319,945
Stock-based compensation	2,850,550	2,419,596
Changes in operating assets and liabilities:
Due from related party	934,723	2,496,577
Prepaid expenses and other assets	(233,078)	(355,138)
Operating lease liabilities	(16,889)	(14,230)
Accounts payable	108,564	217,385
Accrued expenses and other liabilities	(283,427)	(122,308)
Net cash used in operating activities	(3,759,952)	(2,163,485)
Cash flows from investing activities
Purchases of property and equipment	(19,506)	(11,376)
Investment in AirJoule, LLC	(12,500,000)	(10,000,000)
Net cash used in investing activities	(12,519,506)	(10,011,376)
Cash flows from financing activities
Proceeds from the exercise of options and purchases pursuant to employee stock purchase plan	62,365	99,718
Proceeds from the PIPE offering, net	—	14,556,106
Proceeds from the issuance of common stock	36,453,501	—
Deferred offering costs paid	(546,674)	—
Taxes paid related to net share settlement of equity awards	(121,055)	—
Net cash provided by financing activities	35,848,137	14,655,824
Net increase in cash, cash equivalents and restricted cash	19,568,679	2,480,963
Cash, cash equivalents and restricted cash, beginning of period	21,848,455	28,021,748
Cash, cash equivalents and restricted cash, end of the period	$41,417,134	$30,502,711
Supplemental non-cash investing and financing activities:
Issuance of True Up Shares	$—	$2,082,894
Deferred offering costs included in accrued expenses and other current liabilities	$137,524	$312,375
Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations & Media:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com